UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

02/01/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with Jeffrey Roe’s decision to resign as Co-President of the Safeco Insurance Companies, described below, Safeco entered into a Severance Agreement dated as of February 1, 2006 with Mr. Roe. The Severance Agreement provides that Mr. Roe will resign as a Co-President of the Safeco Insurance Companies effective February 3, 2006 and will receive an aggregate payment from Safeco of $1,265,000, which includes a bonus payment for 2005 that was not yet paid, severance and a 2006 bonus equal to target compensation for the current year.

On February 1, 2006, Safeco entered into a Change in Control Severance Agreement with Paula Rosput Reynolds, as we have with our other executive officers. The material terms of our Change in Control Severance Agreement are described in our proxy statement, filed March 24, 2005, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As further described in the press release filed as an exhibit to this Form 8-K, Michael LaRocco has been appointed as President and Chief Operating Officer of the Safeco Insurance Companies, the operating insurance companies of Safeco Corporation, effective February 2, 2006.

Mr. LaRocco, 49, has been serving as Co-President since November 2004. Mr. LaRocco joined Safeco in July 2001, when he became President and Chief Operating Officer of Safeco Personal Insurance. Mr. LaRocco has worked in the insurance industry for 27 years, and held a number of executive positions at GEICO Corporation prior to joining Safeco, most recently acting as Regional Vice President, Northeast Region, a position he filled from 1998 through July 2001.

Jeffrey Roe resigned as a Co-President of the Safeco Insurance Companies, effective February 3, 2006.

Item 9.01 – Financial Statements & Exhibits

Exhibit 99.1 – Press release “Michael LaRocco Named President and Chief Operating Officer of Safeco Insurance Companies” dated February 2, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: February 2, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr.
Sr. Vice President and Controller